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                                                   [LOGO] LINCOLN
                                                          FINANCIAL GROUP(R)
                                                          Lincoln Life & Annuity
                                                          Company of New York

ROBERT A. PICARELLO
ASSISTANT SECRETARY
350 CHURCH STREET
HARTFORD, CT 06103
TELEPHONE: (860) 466-1603
FACSIMILE:   (860) 466-1778


November 13, 2001

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-0506

Re: Lincoln Life & Annuity Flexible Premium Variable Life Account M (the "Account")
         Lincoln Life & Annuity Company of New York
         Post-Effective Amendment Number 1, File No. 333-61594

Dear Sir or Madam:

As Assistant Secretary of Lincoln Life & Annuity Company of New York ("LLANY"), I am familiar with the actions of the Board of Directors of LLANY, establishing the Account and its method of operation and authorizing the filing of a Registration Statement under the Securities Act of 1933, (and amendments thereto) for the securities to be issued by the Account and the Investment Company Act of 1940 for the Account itself.

In the course of preparing this opinion, I have reviewed the Charter and the By-Laws of the Company, the Board actions with respect to the Account, and such other matters as I deemed necessary or appropriate. Based on such review, I am of the opinion that the variable life insurance policies (and interests therein) which are the subject of the Registration Statement under the Securities Act of 1933, as amended, for the Account will, when issued, be legally issued and will represent binding obligations of the Company, the depositor for the Account.

I further consent to the use of this opinion as an Exhibit to Post-Effective Amendment No. 1 to said Registration Statement and to the reference to me under the heading "Experts" in said Registration Statement, as amended.

Very truly yours,

/s/ Robert A. Picarello

Robert A. Picarello
Assistant Secretary
[State of New York Attorney Registration #: 1976349]